Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

Confidential material has been separately filed with the Securities and Exchange Commission under an application for confidential treatment.  Terms for which confidential treatment has been requested have been omitted and marked with an asterisk [*].

Supplemental Confirmation of OTC Collared ASAP Minus

Date:	August 30, 2007	ML Ref: ______________

To:	Dollar Tree Stores, Inc. (“Counterparty”)

Attention:	Kent Kleeberger

From:	Merrill Lynch International (“MLI”)

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Merrill Lynch International (“MLI”) and Dollar Tree Stores, Inc. (“Counterparty” and together with MLI, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between MLI and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.  This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of August 30, 2007 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.  The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	August 30, 2007

Hedge Completion Date:	As set forth in the Trade Notification, but in no event later than September 11, 2007.

Scheduled Termination Date:	January 11, 2008, subject to MLI’s right to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	As set forth in the Trade Notification.

Initial Shares:	1,572,821

Prepayment Amount:	USD 100,000,000.00

Minimum Shares:	As set forth in the Trade Notification, to be a number of shares equal to (a) the Prepayment Amount divided by (b) 110% of the Hedge Period Reference Price.

Maximum Shares:	As set forth in the Trade Notification, to be a number of shares equal to (a) the Prepayment Amount divided by (b) 97.5% of the Hedge Period Reference Price.

Forward Price Adjustment
Amount:	[*]

3.  Counterparty represents and warrants to MLI that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date other than through MLI

4.  This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By: _/s/ Tyler Mullin_________________________

Name:  Tyler Mullin

Title:  Equity Derivatives Documentation

Confirmed as of the date first above written:

DOLLAR TREE STORES, INC.

By: _/s/ Kent A. Kleeberger_____________  _______

Name:                 Kent Kleeberger

Title:                 Senior Vice President, Chief Financial Officer

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

solely in its capacity as Agent hereunder

By: _/s/ Fran Jacobson__________________________

Name:  Fran Jacobson

Title:  Vice President, Equity Derivatives Documentation

Back to Form 10Q
Forward to Exhibit 10.3